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                CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR
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          The undersigned, pursuant to Rule 438 promulgated under the Securities
Act of 1933, as amended, hereby consents to being named as a person about to become a Director of Magna Group, Inc. in the Proxy Statement which forms a part of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the Agreement and Plan of Reorganization, dated as of August 30, 1996, by and between Magna Group, Inc.
and Homeland Bankshares Corporation.


Dated: December 11, 1996

                                            /s/ Erl A. Schmiesing
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                                            Erl A. Schmiesing